Exhibit 10.30

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Offer Letter

From:	Brooge Petroleum and Gas Investment Company FZC of P. O. Box 50170, Fujairah, United Arab Emirates (the Seller)

To:	National Bank of Abu Dhabi PJSC - Islamic Banking Division of P. O. Box 40057, Abu Dhabi, United Arab Emirates (the Investment Agent)

Attn:	- Relationship Manager

Date:	29-06-2015

Master Istisna’ Agreement between dated 29-06-2015 between the Seller and the Investment Agent (the Master Istisna’ Agreement)

Terms defined in the Master Istisna’ Agreement have the same meaning when used in this document.

This is the Offer Letter.

1	We offer to enter into an Istisna’ Agreement based on the provisions of the Master Istisna’ Agreement and in relation to the following specific terms:

(a)	Details of the Istisna’ Development:	** Construction of 14 Oil Storage Tanks

(b)	Projected Completion Date:	[2 March 2017]

(c)	Purchase Price:	** AED 310,718,000/–

(d)	Specifications:	See attached Schedule A

(e)	Istisna’ Instalments:	** Quarterly.

2	The above is subject to the terms of the Master Istisna’ Agreement, including clause 17 (Governing law) and clause 18 (Enforcement) of the Master Istisna’ Agreement which shall (mutatis mutandis) be deemed to be incorporated into the Istisna’ Agreement created by the issue of the Acceptance of this Offer Letter.

3	The terms and conditions set out in the Master Istisna’ Agreement shall be deemed incorporated in this Offer Letter and shall be considered an integral part of this Offer Letter and Acceptance.

For and on behalf of
Brooge Petroleum and Gas Investment Company FZC
as Seller

**	To be completed by the Seller,

25 June 2015	Page 1

Acceptance

We confirm acceptance of the terms and conditions and the offer contained in the above Offer Letter and we agree that our signature of this Acceptance concludes the Istisna’ Agreement between us as of the date of this Acceptance on the terms specified in the Offer Letter and the Master Istisna’ Agreement.

Date: 29-06-2015

For and on behalf of
National Bank of Abu Dhabi PJSC - Islamic Banking Division
as Investment Agent

25 June 2015	Page 2